UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 12, 2005

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2525 East El Segundo Boulevard,	90245
El Segundo California
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 12, 2005, Big 5 Sporting Goods Corporation (the “Company”) notified Nasdaq’s Listing Qualifications Staff that the Company fails to comply with the requirements of Nasdaq Marketplace Rule 4310(c)(14) for continued listing due to the delayed filing with the Securities and Exchange Commission of its Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2005 (the “second quarter fiscal 2005 Form 10-Q”). As previously reported, the Company previously received notices of determination by the Nasdaq Listing Qualifications Staff that the Company fails to comply with the requirements of Nasdaq Marketplace Rule 4310(c)(14) for continued listing due to the delayed filing with the Securities and Exchange Commission of its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 (the “fiscal 2004 Form 10-K”) and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2005 (the “first quarter fiscal 2005 Form 10-Q”) and that its securities are therefore subject to delisting from the Nasdaq National Market.
     On June 1, 2005, the Company received an extension from the NASDAQ Listing Qualifications Panel (the “Panel”) until August 12, 2005 to file its fiscal 2004 Form 10-K and its first quarter fiscal 2005 Form 10-Q and to continue the listing of the Company’s common stock on the NASDAQ National Market pending such filings. However, the Company was not able to file such reports by the extension deadline and has so notified the Panel and requested a further extension. The Company has also requested an extension of time to file its second quarter fiscal 2005 Form 10-Q. The Company will announce the Panel’s decision promptly after a decision is received. There can be no assurance that an extension will be granted. If an extension is not granted, the Company’s common stock could be delisted from the NASDAQ National Market. In such event, the Company expects that its shares would trade in the over-the-counter market and the Company would apply for relisting of its shares on the NASDAQ National Market as soon as its SEC filings were current.
     Work on the review and associated audit of the Company’s fiscal 2004 Form 10-K has been substantially completed. The Company expects that the review and audit will be completed and the fiscal 2004 Form 10-K will be filed shortly. The Company also expects that the review of the first quarter fiscal 2005 Form 10-Q will be completed and that it will be able to file the first quarter fiscal 2005 Form 10-Q shortly after the fiscal 2004 Form 10-K is filed. The Company will file its second quarter fiscal 2005 Form 10-Q as soon as practicable following the filing of the first quarter fiscal 2005 Form 10-Q.
Item 8.01. Other Matters.
     The Company issued a press release on August 15, 2005 regarding the matters described in Item 3.01, receipt of an extension of time to deliver its audited financial statements to the lenders under its financing agreement and the declaration of the Company’s quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release, dated August 15, 2005, issued by Big 5 Sporting Goods Corporation.
EXHIBIT 99.1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION

(Registrant)

Date: August 15, 2005

/s/ Steven G. Miller

Steven G. Miller
President and Chief Executive Officer